Exhibit 3.12

REGULATIONS OF
ARMSTRONG MCCALL MANAGEMENT, L.C.

Organized under the Texas Limited Liability Company Act

ARTICLE I

Name and Location

        Section 1.1. Name. The name of this limited liability company is Armstrong McCall Management, L.C. (the "Company").

        Section 1.2. Principal Office. The principal office of the Company shall be located in the City of Austin, State of Texas.

        Section 1.3. Registered Agent and Address. The name of the registered agent and the address of the registered office of the Company as set forth in the Articles of Organization of the Company are:

    John McCall
    5010 Burleson Road
    Austin, Texas 78744

        Section 1.4. Other Offices. Other offices and other facilities for the transaction of business shall be located at such places as the Managers may from time to time determine.

ARTICLE II

MEMBERSHIP

        Section 2.1. Members' Interests. The "Percentage Interest" of each Member is set forth on Exhibit A.

        Section 2.2. Admission to Membership. The admission of new Members shall be only by the unanimous vote of the Members. If new members are admitted, these Regulations shall be amended to reflect each Member's revised Percentage Interest.

        Section 2.3. Property Rights. No Member shall have any right, title, or interest in any of the property or assets of the Company.

        Section 2.4. Liability of Members. No Member of the Company shall be personally liable for any debts, liabilities, or obligations of the Company, including under a judgment decree, or order of court.

        Section 2.5. Transferability of Membership. Membership in the Company is transferable only with the unanimous written consent of all Members. If such unanimous written consent is not obtained, the transferee shall be entitled to receive only the share of profits or other compensation by way of income and the return of contributions to which the transferor Member otherwise would be entitled.

        Section 2.6. Resignation of Member. A Member may not withdraw from the Company except on the unanimous consent of the remaining Members. The terms of the Members withdrawal shall be determined by agreement between the remaining Members and the withdrawing Member.

ARTICLE III

MEMBERS' MEETINGS

        Section 3.1. Time and Place of Meeting. All meetings of the Members shall be held at such time and at such place within or without the State of Texas as shall be determined by the Managers.

        Section 3.2. Annual Meetings. In the absence of an earlier meeting at such time and place as the Managers shall specify, annual meetings of the Members shall be held at the principal office of the Company on the date which is thirty (30) days after the end of the Company's fiscal year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m., at which meeting the Members may transact such business as may properly be brought before the meeting.

        Section 3.3. Special Meetings. Special meetings of the Members may be called at any time by any Member. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

        Section 3.4. Notice. Written or printed notice stating the place, day and hour of any Members' meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than thirty (30) days before the date of the special meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the Member at his address as it appears on the records of the Company at the time of mailing.

        Section 3.5. Quorum. Members present in person or represented by proxy, holding more than fifty percent (50%) of the total votes which may be cast at any meeting shall constitute a quorum at all meetings of the Members for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is constituted, the Members present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of Members as to leave less than a quorum.

        Section 3.6. Voting. When a quorum is present at any meeting, the vote of the Members, whether present or represented by proxy at such meeting, holding more than fifty percent (50%) of the total votes which may be cast at any meeting shall be the act of the Members, unless the vote of a different number is required by the Texas Limited Liability Company Act (the "Act"), the Articles of Organization or these Regulations. Each Member shall be entitled to one vote for each percentage point represented by their Percentage Interest. Fractional percentage point interests shall be entitled to a corresponding fractional vote.

        Section 3.7. Proxy. Every proxy must be executed in writing by the Member or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Company prior to or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

        Section 3.8. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Members entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Members.

        Section 3.9. Meetings by Conference Telephone. Members may participate in and hold meetings of Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

MEMBERSHIP CAPITAL CONTRIBUTIONS

        Section 4.1. Capital Contributions. The initial capital contribution of each Member shall be set forth on Exhibit A attached hereto.

        Section 4.2. Additional Contributions. No additional capital contributions shall be required of any Member without the vote of two-thirds (2/3) of the Members to raise additional capital proportionately as to each member.

        Section 4.3. Loans from Members. Upon the approval of the Managers, any Member may (but shall not be obligated to) advance funds in the form of a temporary loan to the Company. All Members' loans shall bear interest at a rate of ten percent (10%) per annum, compounded annually, but in no event in excess of the maximum rate of interest allowable under applicable law.

ARTICLE V

DISTRIBUTION TO MEMBERS

        The Managers shall determine, in their sole discretion, the amount and timing of all distributions from the Company. Distributions shall be divided among the Members in accordance with their Percentage Interests. Distributions in kind shall be made on the basis of agreed value as determined by the Members. Notwithstanding the foregoing, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to the Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company assets, except that the fair value of property that is subject to liability for which recourse of creditors is limited, shall be included in the Company assets only to the extent that the fair value of the property exceeds that liability.

ARTICLE VI

ALLOCATION OF NET PROFITS AND LOSSES FOR TAX PURPOSES

        For accounting and income tax purposes, all items of income, gain, loss, deduction, and credit of the Company for any taxable year shall be allocated among the Members in accordance with their respective Percentage Interests, except as may be otherwise required by Section 704(c) of the Internal Revenue Code of 1986, as amended.

ARTICLE VII

DISSOLUTION AND WINDING UP

        Section 7.1. Dissolution. The Company shall be dissolved upon the first of the following to occur:

          (a)   Thirty (30) years from the date of filing the Articles of Organization of the Company;

          (b)   Written consent of all Members to dissolution;

          (c)   The bankruptcy of a Member, unless there is at least one remaining Member and such Member or, if more than one remaining Member, all remaining Members agree to continue the Company and its business.

        Section 7.2. Winding Up. Unless the Company is continued pursuant to Section 1(c) of this Article VII, in the event of dissolution of the Company, the Managers shall wind up the Company's affairs as soon as reasonably practicable. On the winding up of the Company, the Managers shall pay and/or transfer the assets of the Company in the following order:

          (a)   In discharging liabilities (including loans from Members) and the expenses of concluding the Company's affairs;

          (b)   The balance, if any, shall be divided between the Members in accordance with the Members' Percentage Interests.

ARTICLE VIII

MANAGERS

        Section 8.1. Selection of Managers. Management of the Company shall be vested in the Managers. Initially, the Company shall have only one Manager. However, the Members may, by a vote of more than fifty percent (50%) of the Percentage Interests of the Members from time to time, (i) change the number of Managers of the Company (provided, however, that any reduction in the number of Managers shall not requite any existing Manager to surrender his position as Manager prior to the expiration of his then current term), and (ii) name any one or more persons to serve as Manager. A Manager shall serve as a Manager until removed pursuant to Section 2 or 3 of this Article VIII Managers need not be residents of the State of Texas or Members of the Company.

        Section 8.2. Resignations. Each Manager shall have the right to resign at any time upon written notice of such resignation to the Members. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective.

        Section 8.3. Removal of Manager. Any Manager may be removed, for or without cause, though his term may not have expired, by the vote of more than fifty percent (50%) of the Percentage Interests of the Members.

        Section 8.4. General Powers. The business of the Company shall be managed by its Managers, which may each exercise any and all powers of the Company and do any and all such lawful acts and things as are not by the Act, the Articles of Organization or by these Regulations directed or required to be exercised or done by the Members, including, but not limited to, contracting for or incurring on behalf of the Company debts, liabilities and other obligations, without the consent of any other person, except as otherwise provided herein.

        Section 8.5. Place of Meetings. The Managers of the Company may hold their meetings, both regular and special, either within or without the State of Texas.

        Section 8.6. Annual Meeting. The annual meeting of the Managers shall be held without further notice immediately following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Managers that such time or place shall be changed.

        Section 8.7. Regular Meetings. Regular meetings of the Managers may be held without notice at such time and place as shall from time to time be determined by the Managers.

        Section 8.8. Special Meetings. Special meetings of the Mangers may be called by any Manager on two (2) days notice to each Manager, with such notice to be given personally, by mail or by telecopy, telegraph or mailgram.

        Section 8.9. Quorum and Voting. At all meetings of the Managers the presence of at least a majority of the number of Managers shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Managers, except as may be otherwise specifically provided by the Act, the Articles of Organization or these Regulations. If a quorum shall not be present at any meeting of Managers, the Managers present there may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

        Section 8.10. Committees. The Managers may, by resolution passed by a majority of the Managers, designate committees, each committee to consist of one or more Managers, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution.

Such committee or committees shall have such name or names as may be designated by the Managers and shall keep regular minutes of their proceedings and report the same to the Managers when required.

        Section 8.11. Compensation of Managers. The Members shall have the authority to fix the compensation of Managers and such compensation may include expenses.

        Section 8.12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Managers or of any committee designated by the Managers may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Managers or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

        Section 8.13. Meetings by Conference Telephone. Managers or members of any committee designated by the Managers may participate in and hold a meeting of the Managers or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 8.14. Liability of Managers. No Manager of the Company shall be personally liable for any debts, liabilities, or obligations of the Company, including under a judgment, decree, or order of the court.

        Section 8.15. Specific Power of Managers. The Managers shall have the authority to enter into and execute all documents in relation to the formation of the Company including, but not limited to, issuance of the Articles of Organization and these Regulations.

ARTICLE IX

NOTICES

        Section 9.1. Form of Notice. Whenever under the provisions of the Act, the Articles of Organization or these Regulations notice is required to be given to any Manager or Member, and no provision is made as to how such notice shall be given, notice shall not be construed to mean personal notice only, but any such notice may also be given in writing, by mail, postage prepaid, addressed to such Manager or Member at such address as appears on the books of the Company, or by telecopy, telegraph or mailgram. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited, postage prepaid, in the United States mail as aforesaid.

        Section 9.2. Waiver. Whenever any notice is required to be given to any Manager or Member of the Company under the provision of the Act, the Articles of Organization or these Regulations, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated in such waiver, shall be deemed equivalent to the giving of such notice.

ARTICLE X

OFFICERS

        All Managers are officers of the Company. The Managers may designate one or more persons who are not Managers of the Company to serve as officers.

ARTICLE XI

INDEMNITY

        Section 11.1. Indemnification. The Company shall indemnify its Managers, officers, employees, agents and others as fully as, and to the same extent, a corporation may indemnify its directors, officers, employees and agents under the Texas Business Corporation Act, now in effect or hereafter amended. The Company shall have the power to purchase and maintain liability insurance coverage for those persons as, and to the fullest extent, permitted by the Act, as presently in effect and as may be hereafter amended.

        Section 11.2. Indemnification Not Exclusive. The rights of indemnification and reimbursement provided for in Section 1 of this Article XI shall not be deemed exclusive of any other rights to which any such Manager, officer, employee or agent may be entitled under the Articles of Organization, any Regulations, agreement or vote of Members, or as a matter of law or otherwise.

ARTICLE XII

MISCELLANEOUS

        Section 12.1. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Managers.

        Section 12.2. Records. At the expense of the Company, the Managers shall maintain records and accounts of all operations of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

          (a)   A current list of the name and last known mailing address of each Member;

          (b)   A current list of each Member's Percentage Interest;

          (c)   A copy of the Articles of Organization and Regulations of the Company, and all amendments thereto, together with executed copies of any powers of attorney;

          (d)   Copies of the Federal, state, and local income tax returns and reports for the Company's six most recent tax years; and

          (e)   Correct and complete books and records of account of the Company.

        Section 12.3. Seal. The Company may by resolution of the Managers adopt and have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Company shall have authority to affix the seal to any document requiring it.

        Section 12.4. Agents. Every Manager and Officer is an agent of the Company for the purpose of the business. The act of a Manager or Officer, including the execution in the name of the Company of any instrument for carrying on in the usual way the business of the Company, binds the Company.

        Section 12.5. Checks. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Company shall be signed by such officer, officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Managers. In the absence of such determination by the Mangers, such instruments shall be signed by the Treasurer or the Secretary and countersigned by the President or a Vice President of the Company, if the Company has such officers.

        Section 12.6. Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Mangers may select.

        Section 12.7. Annual Statement. The Managers shall present at each annual meeting, and, when called for by vote of the Members, at any special meeting of the Members, a full and clear statement of the business and condition of the Company.

        Section 12.8. Financial Statements. As soon as practicable after the end of each fiscal year of the Company, a balance sheet as at the end of such fiscal year, and a profit and loss statement for the period ended, shall be distributed to the Members, along with such tax information (including all information returns) as may be necessary for the preparation of each Member of its Federal, state and local income tax returns. The balance sheet and profit and loss statement referred to in the previous sentence may be as shown on the Company's federal income tax return.

ARTICLE XIII

AMENDMENTS

        Section 13.1. Amendments. These Regulations may be altered, amended or repealed and new Regulations may be adopted by the vote of a majority of the Percentage Interests of the Members, at any regular meeting or at any special meeting called for that purpose.

        Section 13.2. When Regulations Silent. It is expressly recognized that when the Regulations are silent as to the manner of performing any Company function, the provisions of the Act shall control.

        IN WITNESS WHEREOF, the undersigned Manager hereby adopts these Regulations as the Regulations of the Company, this    day of December, 1995.

/s/ John McCall John McCall, Manager

EXHIBIT A
 OWNERSHIP INTERESTS

Name	Ownership Percentage	Initial Capital Contribution
John McCall	50%	$

Mary Jo Goertz	50%	$

ARMSTRONG MCCALL MANAGEMENT, L.C.
UNANIMOUS WRITTEN CONSENT
OF THE SOLE MEMBER
December 20, 2001

        The undersigned, being the sole member of Armstrong McCall Management, L.C., a Texas limited liability company (the "Company") hereby consents by this writing to the adoption of the following resolutions:

          RESOLVED, that the ownership interests to the Regulations of the Company, attached hereto as Exhibit "A", is hereby amended as follows:

ARMSTRONG MCCALL MANAGEMENT,
L.C. OWNERSHIP INTERESTS

Name	Ownership Percentage	Initial Capital Contribution
Beauty Systems Group, Inc. a Delaware corporation	100%

          FURTHER RESOLVED, that the authorization of John H. McCall as registered agent is hereby withdrawn, and CT Corporation System, is hereby constituted and appointed the agent of the Company, in charge of its principal office located at 6505 Burleson Road, Austin, Texas where service of process against the Company may be made, and

          FURTHER RESOLVED, that CT Corporation System is hereby authorized to perform all things required by the statutes of the State of Texas to be done and performed by the resident agent of a company created by the laws of the State of Texas.

          FURTHER RESOLVED, that ARTICLE I, NAME AND LOCATION, Section 1.3, of the Company's Regulations is hereby amended to read as follows:

            "Section 1.3 Registered Agent and Address. The name of the registered agent and the address of the registered office of the Company as set forth in the Articles of Organization of the Company are:

      CT Corporation System
      350 N. St. Paul Street
      Dallas, Texas 75201"

          FURTHER RESOLVED, that ARTICLE X, OFFICERS, of the Company's Regulations is hereby amended to read as follows:

            "The Managers may designate one or more persons who are not Managers of the Company to serve as officers. Such officers, by resolution passed by a majority of the Managers, shall have such power and authority to enter into contracts with third parties as may be provided in such resolution."

          FURTHER RESOLVED, that the Officers of the Company are hereby authorized and directed, for and on behalf of the Company, to enter into contracts with third parties, and to execute agreements, certificates and other documents as they deem necessary or proper in order to effectuate third party contracts;

          FURTHER RESOLVED, that the Articles of Organization of the Company, attached hereto as Exhibit "B", is hereby amended to reflect the principal place of business and registered agent and address.

          FURTHER RESOLVED, that the foregoing amendment to the Articles of Organization shall be filed with the Secretary of State of Texas.

          FURTHER RESOLVED, that in order to fill the vacancies created by the resignations tendered on December 20, 2001, the following are hereby elected as the Managers of the Company to serve until the next annual meeting of the members or until his successor has been duly elected and qualified:

      Howard B. Bernick
      Michael H. Renzulli
      Gary Winterhalter

          FURTHER RESOLVED, that the proper officers or managers of the Company be, and each of them hereby is, authorized to take all such further action, and to execute and deliver all such further instruments and documents, in the name and on behalf of the Company, and to pay all such expenses, which shall in their judgment be necessary, proper, or advisable in order fully to carry out the intent and effectuate the purposes of the foregoing resolutions.

          FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized to take all such further action, and to execute and deliver all such further instruments and documents, in the name and on behalf of the Company, and to pay all such expenses, which shall in their judgment be necessary, proper, or advisable in order fully to carry out the intent and effectuate the purposes of the foregoing resolutions.

        IN WITNESS WHEREOF, the undersigned has executed this Unanimous Written Consent of the Sole Member of the Company as of the date first set forth above.

BEAUTY SYSTEMS GROUP, INC. a Delaware corporation, Member
By:	/s/ Michael H. Renzulli Michael H. Renzulli President

EXHIBIT A

ARMSTRONG MCCALL MANAGEMENT, L.C.
OWNERSHIP INTERESTS

Name	Ownership Percentage	Initial Capital Contribution
Beauty Systems Group, Inc.	100%

EXHIBIT "B"

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF ORGANIZATION

        Pursuant to the provisions of Article 3.06 of the Texas Limited Liability Company Act, the undersigned limited liability company adopts the following articles of amendment to its articles of organization:

ARTICLE ONE

        The name of the company is Armstrong McCall Management, L.C.

ARTICLE TWO

        The amendment alters or changes Article 4 and 5 of the Articles of Organization and the full text of each provisions as it is amended to read is as follows:

          4.     The address of the principal place of business of the Company within the State of Texas shall be:

      6505 Burleson Road
      Austin, Texas 78760-7068

          5.     The name of the registered agent and the address of the registered office of the Company within the State of Texas shall be:

      CT Corporation System
      350 N. St. Paul Street
      Dallas, Texas 75201

ARTICLE THREE

        The foregoing amendments to the Articles of Organization were adopted on September 5, 2002.

ARTICLE FOUR

        The amendment was approved by all members in accordance with Section H of Article 2.23 of the Texas Limited Liability Company Act, or as otherwise provided in the Articles of Organization or Regulations.

Dated: September 8, 2002

ARMSTRONG MCCALL MANAGEMENT, L.C.
By.	Beauty Systems Group, Inc. Its Sole Member
Michael H. Renzulli, President